UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) April 24, 2007
                                                          --------------

                               ESCALA GROUP, INC.
                               ------------------
               (Exact Name of Registrant as Specified in Charter)

          Delaware                      1-11988                 22-2365834
          --------                      -------                 ----------
(State or other jurisdiction of  (Commission file number)    (I.R.S. employer
       incorporation or                                     identification no.)
        organization)

                                623 Fifth Avenue
                            New York, New York 10022
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (212) 421-9400
                                 --------------
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THIS REPORT CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES. THE COMPANY MAKES NO COMMITMENT TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE ANY STATEMENT IS MADE.

Item 1.02         Termination of a Material Definitive Agreement.

Reference is made to the Employment and Consulting Agreement between the Company and Greg Manning, dated as of July 1, 2005 (the "Employment and Consulting Agreement"). As previously reported, Mr. Manning resigned his employment with the Company as of December 15, 2006, at which time Mr. Manning automatically became a consultant to the Company under Section 6 of the Employment and Consulting Agreement.

On April 24, 2007, the Company gave Mr. Manning notice of the termination of the consulting arrangement for "cause", as defined in the Employment and Consulting Agreement. This action was premised upon the determination by the Audit Committee and the Board of Directors that Mr. Manning has committed one or more breaches of the Company's Code of Business Conduct and Ethics. In light of the termination, which is effective immediately, the Company does not intend to make or provide any further payments or benefits to Mr. Manning under the Employment and Consulting Agreement.




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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 25, 2007


                              ESCALA GROUP, INC.



                                   By:/s/ Matthew Walsh
                                   --------------------
                                   Name:  Matthew Walsh
                                   Title: President, Chief Financial Officer and acting CEO











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